UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2021

DAVIDsTEA Inc.
(Exact name of registrant as specified in its charter)

Canada	98-1048842
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

001-37404

(Commission File Number)

5430 Ferrier, Town of Mount-Royal,
Québec, Canada	H4P 1M2
(Address of principal executive offices)	(Zip Code)

(888) 873-0006

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value per share	DTEA	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership.

As previously disclosed, on July 8, 2020, DAVIDsTEA Inc. (the “Company”), a corporation incorporated under the Canada Business Corporations Act, and its wholly-owned subsidiary, DAVIDsTEA (USA), Inc. (the “Subsidiary” and together with the Company, the “Debtors”) commenced proceedings (the “Canadian Proceedings”) under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”) with the Québec Superior Court (the “Canadian Court”). On July 8, 2020, the Canadian Court issued an order, which, among other things, appointed PricewaterhouseCoopers Inc., a licensed insolvency trustee, as monitor (the “Monitor”), in accordance with the provisions of the CCAA.

As previously disclosed, on July 8, 2020, the Monitor also filed petitions under Chapter 15 of the United States Bankruptcy Code for recognition of the Canadian Proceedings and related relief. After issuing an order granting provisional relief, on August 4, 2020, the United States Bankruptcy Court for the District of Delaware (the “U.S. Court”) issued an order recognizing the Canadian Proceedings as the foreign main proceedings on a final basis and providing certain related relief.

On June 16, 2021, the Canadian Court entered an order (the “Sanction Order”) sanctioning, approving and enforcing the Plan of Compromise and Arrangement dated May 4, 2021 (as amended on May 6, 2021, the “Plan”) which the Debtors had filed under the CCAA. On June 17, 2021, the U.S. Court entered an order (the “U.S. Order”) giving full force and effect in the United States to the Sanction Order.

The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan, the Sanction Order and the U.S. Order, which are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and incorporated by reference herein. Capitalized terms used but not defined in this Current Report on Form 8-K have the meanings set forth in the Plan.

Plan of Compromise and Arrangement

The Plan provides for an aggregate distribution of approximately CAN$18 million, comprised of three funds: (i) the Canadian Convenience Class Fund, (ii) the DT Fund and (iii) the DT USA Fund, to be distributed to the classes of unsecured creditors as detailed below. The Plan divides unsecured creditors into those having claims against the Company (the “Unsecured Creditors of DT”) and those having claims against the Subsidiary (the “Unsecured Creditors of DT USA”).

Distributions to Creditors of the Company

For purposes of receiving distributions under the Plan, Unsecured Creditors of DT who have a Proven Claim of up to CAN$1,800 will be deemed to form part of a convenience class (the “Canadian Convenience Class”). All Unsecured Creditors of DT who have a Proven Claim in excess of CAN$1,800 have the option to elect to form part of the Canadian Convenience Class. The distribution of the Canadian Convenience Class Fund and the DT Fund to creditors of the Company under the Plan is summarized as follows:

•	Canadian Convenience Class Fund: Unsecured Creditors of DT who are deemed or elect to form part of the Canadian Convenience Class will receive a distribution equal to the lesser of (i) CAN$1,800 or (ii) the amount of their Proven Claim.

•	DT Fund: After paying the Crown Priority Claims of DT, the Employee Priority Claims of DT, and the creditors in the Canadian Convenience Class, the Unsecured Creditors of DT who are not deemed to be or do not elect to form part of the Canadian Convenience Class will receive a distribution equal to 22.4% of their Proven Claim.

Distributions to Creditors of the Subsidiary

The distribution of the DT USA Fund to creditors of the Subsidiary under the Plan is summarized as follows:

•	First, an amount equal to the lesser of (i) CAN$8,900 or (ii) the amount of their Proven Claim (the “First USA Payment”), and

•	Second, a pro-rata share of the balance of the amount that remains in the DT USA Fund after making the First USA Payment.

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The DT USA Fund is established at CAN$1 million.

Other Terms and Conditions of the Plan

For purposes of receiving distributions under the Plan, the Company has formally renounced any dividend to which it would be entitled on account of its Proven Claim against the Subsidiary in the amount of CAN$22,967,280. The Plan does not affect the following categories of claims (each, as defined in the Plan):

•	Employee Priority Claims,

•	Excluded Claims,

•	Gift Card Claims,

•	Insured Claims,

•	Post-Filing Trade Payables,

•	Crown Priority Claims, and

•	Secured Claims.

The Plan provides for certain releases of the Debtors and their affiliates, the Monitor, related parties and their respective advisors, in each case as more fully described in Article 6 of the Plan.

The Plan provides that the Company will remit the funds for distribution to the Monitor by no later than five Business Days after issuance of the U.S. Order, or such later date as may be acceptable to the Debtors, in consultation with the Monitor. Distributions will be made by the Monitor at the time and in the manner deemed reasonable by the Monitor, including partial distributions.

Share Information

The Company is authorized to issue an unlimited number of common shares and as at May 1, 2021 had 26,255,769 common shares issued and outstanding. The Plan of does not affect the authorized, issued or outstanding common shares of the Company.

Certain Information Regarding Assets and Liabilities of the Company

Information regarding the assets and liabilities of the Company as of the most recent practicable date is hereby incorporated by reference to the quarterly report on Form 10-Q for the three-month period ended May 1, 2021, filed with the United States Securities and Exchange Commission (the “SEC”) on June 15, 2021.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 17, 2021, the Company held its 2021 Annual and Special Meeting of shareholders (the “Annual Meeting”). On June 17, 2021, the Company (i) disseminated a press release announcing the results of the Annual Meeting, and (ii) filed a report of voting results of the Annual Meeting with the Autorité des marchés financiers (Quebec). The text of the press release is included as Exhibit 99.4 to this Current Report and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosures.

On June 16, 2021, the Company issued a press release announcing that the Company obtained the Sanction Order from the Canadian Court for the Plan under the CCAA.

On June 17, 2021, the Company obtained the U.S. Order from the United States Bankruptcy Court for the District of Delaware recognizing the Sanction Order issued by the Canadian Court on June 16, 2021, referenced above. The U.S. Order was issued under Chapter 15 of the United States Bankruptcy Code.

A copy of each press release related to these announcements is furnished as Exhibits 99.5 and 99.6 to this Current Report on Form 8-K and is incorporated herein by reference to this Item 7.01. The information contained in this Item, including Exhibits 99.5 and 99.6, attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

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Cautionary Forward-Looking Statements

This Current Report on Form 8-K includes statements that express our opinions, expectations, beliefs, plans or assumptions regarding future events or future results and there are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). The following cautionary statements are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes”, “expects”, “may”, “will”, “should”, “approximately”, “intends”, “plans”, “estimates” or “anticipates” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our restructuring plan, the COVID-19 pandemic, our strategy of transitioning to e-commerce and wholesale sales, future sales through our e-commerce and wholesale channels, the closing of certain of our retail stores, future lease liabilities, our results of operations, financial condition, liquidity and prospects, the impact of the COVID-19 pandemic on the global macroeconomic environment, and our ability to avoid the delisting of the Company’s common stock by Nasdaq due to the restructuring or our inability to maintain compliance with Nasdaq listing requirements.

While we believe these opinions and expectations are based on reasonable assumptions, such forward-looking statements are inherently subject to risks, uncertainties and assumptions about us, including the risk factors set forth in our annual report on Form 10-K for the fiscal year ended January 30, 2021, filed with the SEC on April 30, 2021, and in our quarterly report on Form 10-Q for the three-month period ended May 1, 2021, filed with the SEC on June 15, 2021.

These statements are based upon information available to us as of the date of this Current Report on Form 8-K, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially-available relevant information. In light of these risks, uncertainties and assumptions, investors are cautioned not to unduly rely upon these statements.

Except as required under federal securities laws and the rules and regulations of the SEC, we do not have any intention to update any forward-looking statements to reflect events or circumstances arising after the date of this Current Report on Form 8-K, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Amended Plan of Compromise and Arrangement, dated May 6, 2021
99.2	Plan Sanction Order, dated June 16, 2021
99.3	U.S. Order, dated June 17, 2021
99.4	Press Release titled “DAVIDsTEA Announces Results of Annual and Special Meeting,” dated June 17, 2021
99.5	Press Release titled “DAVIDsTEA Obtains Sanction Order from the Québec Superior Court for CCAA Plan of Arrangement,” dated June 16, 2021
99.6

Press Release titled “DAVIDsTEA Obtains Recognition Order from U.S. Bankruptcy Court for Plan of Arrangement and funds Court-appointed Monitor with approximately CDN $18 million for distribution to creditors,” dated June 17, 2021

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVIDsTEA INC.

Date: June 21, 2021	By:	/s/ Frank Zitella
	Name:	Frank Zitella
	Title:	President, Chief Financial and Operating Officer

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